Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 17, 2020
BUTLER NATIONAL CORPORATION ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END 2020 FINANCIAL RESULTS AND CONFERENCE CALL - Revenue Increased 12%, Net Income of $4.2 Million -

OLATHE, KANSAS, July 17, 2020, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the fourth quarter and fiscal year ended April 30, 2020.  In conjunction with the release, the Company has scheduled a conference call Tuesday, July 21, 2020 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Fourth Quarter Fiscal Year End 2020 Financial Results Conference Call

When: Tuesday, July 21, 2020 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the fourth quarter and fiscal year end, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2021.

Historical selected financial data related to all operations:
	Year Ended April 30		Quarter Ended April 30
	(In thousands except per share data)		(In thousands except per share data)
	2020	2019	2020	2019
Revenue	$65,871	$58,710	$12,617	$15,717
Operating Income (loss)	8,306	5,278	(2,330)	746
Net Income (loss)	4,234	3,853	(1,392)	283
Total Assets	94,918	48,902	94,918	48,902
Long-term Obligations	46,187	4,709	46,187	4,709
Stockholders' Equity	37,804	34,344	37,804	34,344
Weighted Average Shares - Diluted	68,623	64,512	68,308	64,045
Diluted Earnings (loss) Per Share	0.06	0.06	(0.02)	0.00
New Product Research and Development Cost	2,404	1,888	703	655

Management Comments

“The fiscal year ended April 30, 2020 finished strong despite a very challenging time. Revenue increased 12% to $65.9 million in fiscal 2020 as compared to $58.7 million in fiscal 2019. The increase in revenue reflects an increase of 41% in Aerospace Products revenue and a decrease of 12% in Professional Services revenue. The Professional Services revenue was down due to the Boot Hill Casino and Resort being forced to close for the last 44 days of the fiscal year due to COVID-19. We continue to focus on growth in international markets, solutions for regulatory mandates and the development of new supplemental type certificates (“STCs”). This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2020 net income was $4.2 million compared to a net income of  $3.9 million in fiscal 2019. Fiscal 2020 operating margin was 13% compared to 9% in fiscal 2019. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

The fourth quarter of fiscal 2020 was a strong quarter for the Aerospace Products segment, while COVID-19 adversely impacted the Professional Services segment. Revenue decreased 20% to $12.6 million in fourth quarter fiscal 2020, as compared to $15.7 million in fourth quarter fiscal 2019. The fourth quarter of fiscal 2020 resulted in a net loss of $1.4 million compared to a net income of $283,000 in fourth quarter fiscal 2019. Backlog is $19.2 million at July 10, 2020 compared to a backlog of $19.9 million at July 12, 2019.

During the fiscal year ended April 30, 2020, we invested approximately $2.4 million in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Aerospace Products:

Revenue increased 41% to $37.6 million in fiscal 2020 compared to $26.7 million in fiscal 2019. This $10.9 million increase was due to an increase in our aircraft modification business of $4.8 million and an increase in our avionics business of $6.1 million. We have invested in the development of several STCs. These STCs are state of the art avionics and we are aggressively marketing both domestically and internationally. Costs increased 33% to $22.9 million in fiscal 2020 compared to $17.2 million in fiscal 2019. Costs were 61% of segment total revenue in fiscal 2020, compared to 65% of segment total revenue in fiscal 2019. Expenses increased 35% in fiscal 2020 to $7.7 million compared to $5.7 million in fiscal 2019. Expenses were 20% of segment total revenue in fiscal 2020, compared to 21% of segment total revenue in fiscal 2019. Aerospace Products had an operating income of $7.0 million in fiscal 2020 compared to an operating income of $3.8 million in fiscal 2019.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Professional Services:

Revenue from Professional Services decreased 12% to $28.3 million in fiscal 2020 from $32.0 million in fiscal 2019. Costs decreased 23% in fiscal 2020 to $15.5 million compared to $20.1 million in fiscal 2019. Costs were 55% of segment total revenue in fiscal 2020, compared to 62% of segment total revenue in fiscal 2019. The adoption of ASU 2016-02 Leases, caused $4.9 million of the decrease from a reduction in rent expense in fiscal 2020. Expenses increased 10% in fiscal 2020 to $11.5 million compared to $10.5 million in fiscal 2019. Expenses were 41% of segment total revenue in fiscal 2020, compared to 33% of segment total revenue in fiscal 2019. The adoption of ASU 2016-02 Leases, caused depreciation to increase by $2.6 million in fiscal 2020. Operating income from Professional Services decreased 15% to $1.3 million in fiscal 2020 compared to $1.5 million in fiscal 2019.

On May 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842) using the modified retrospective optional transition method. The standard was applied starting May 1, 2019 and prior periods were not restated. ASU 2016-02 requires that a lessee should recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet.

Backlog:

As of April 30, 2020, our backlog totaled approximately $21.0 million. As of July 10, 2020, our backlog totaled approximately $19.2 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications, but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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